Exhibit 3.56

ARTICLES OF ORGANIZATION

The undersigned, with the intention of creating a Maryland Limited Liability Company files the following Articles of Organization:

(1)	The name of the Limited Liability Company is:	LGI Homes - Maryland, LLC

.

(2)	The purpose for which the Limited Liability Company is filed is as follows:	Single Family Homebuilder

.

(3)	The address of the Limited Liability Company in Maryland is	7 St. Paul Street, Suite 820

Baltimore, MD 21202		.

(4)	The resident agent of the Limited Liability Company in Maryland is

CSC-Lawyers Incorporating Service Company

whose address is	7 St. Paul Street, Suite 820, Baltimore MD 21202	.

CSC-Lawyers Incorporating Service Company
(5)	(6) By: /s/ Sylvia M. Buxbaum
Resident Agent
Sylvia M. Buxbaum Authorized Representative
Meg Britton, Authorized Signatory
I hereby consent to my designation in this document.
/s/ Meg Britton
Signature(s) of Authorized Person(s)

Filing party’s return address:

094333-5

CUST ID:0003627472
WORK ORDER:0004844049
DATE : 03-06-2018 11:37 AM
AMT. PAID:$2,544.00